UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 26, 2020

CASPER SLEEP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39214	46-3987647
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
Three World Trade Center
175 Greenwich Street, Floor 39
New York, NY 10007
(Address of principal executive offices) (Zip Code)

(347) 941-1871
(Registrant’s telephone number, include area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.000001 par value per share	CSPR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 25, 2020, Stuart Brown resigned as the Interim Chief Financial Officer of Casper Sleep Inc. (the “Company”), and the Board of Directors (the “Board”) of the Company appointed Michael Monahan as the Chief Financial Officer, in each case effective August 31, 2020. The Board also designated Mr. Monahan as the Company's principal financial officer and principal accounting officer, effective August 31, 2020, succeeding Mr. Brown in those roles.

Prior to his appointment, Mr. Monahan served as the Chief Financial Officer for HEXO Corp. from June 2019 to October 2019, a publicly-traded consumer packaged goods cannabis company and one of the largest licensed cannabis companies in Canada. From May 2013 to June 2019, Mr. Monahan served as the Chief Financial Officer of Nutrisystem, Inc. (“Nutrisystem”), a leading provider of weight management products and services formerly listed on The Nasdaq Stock Market LLC. From January 2009 to May 2013, Mr. Monahan served as the Chief Financial Officer of PetroChoice Holdings, Inc., a distributor of industrial, commercial and passenger car lubricants, and as Vice President, Finance of Nutrisystem from April 2006 to January 2009.

Pursuant to the terms of his employment offer letter with the Company (the “Offer Letter”), the Company has agreed to pay Mr. Monahan an annual base salary of $500,000, and he will be eligible to receive an annual discretionary cash bonus of up to 65% of his annual base salary, based on the achievement of certain Company and individual performance goals.

In addition, in connection with his appointment, and subject to the approval of the Board or Compensation Committee of the Board, the Company will grant Mr. Monahan an equity award comprised of 50% restricted stock units and 50% stock options (the “Initial Award”) under the Company’s 2020 Equity Incentive Plan (the “Plan”) for such number of shares of the Company’s Common Stock, par value $0.0001 per share (“Common Stock”), having an aggregate target value of $2,000,000 as of the date of such grant (the “Target Value”). The Initial Award will be scheduled to vest over four years in ratable annual installments and subject to the terms of the Plan and applicable award agreement.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the Offer Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with his appointment, Mr. Monahan will also enter into the Company’s standard executive severance and change in control agreement (the “Executive Severance and CIC Agreement”), pursuant to which he will be eligible to receive severance benefits upon a qualifying termination of employment under the Executive Severance and CIC Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit relating to Item 7.01 shall be deemed to be furnished, and not filed:

Exhibit No.	Description

10.1	Offer Letter, dated August 25, 2020, between the Company and Michael Monahan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASPER SLEEP INC.

Date: August 26, 2020	By:	/s/ Jonathan Truppman
Jonathan Truppman
General Counsel and Secretary